Exhibit 3(i)

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002 - 0020 Ph. 307.777.7311 Email: Business@wyo.gov WY Secretary of State FILED: 05/04/2023 12:32 PM Original ID: 2016 - 000703426 Amendment ID: 2023 - 004160528 - .. - - - - - - - - ---- - --- - - - - - --- - ------- - Profit Corporation Articles of Amendment 1. Corporation name: (Name must match exactly to the Secretary a/State's records.) l'A Energy, Corp. 2. Article number(s) I .. . 1_· ,! is amended as follows: *See checklist below for article number information. South East Asia Development Corp. 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, prov 1 s 10 ns for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . 3 12 2 1 2 02 3 4. The amendment was adopted on f .. . _ . _ _ _ _ _ . _ (Date - mmlddl P - Amendment - Revised June 2021 Received APR 20 2UJ3 1 W ' 8 y 1 o 1 m 1 J r n 4 ,

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5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Nat Smith

(May be executed by Chairman of Board, President or another of its officers.)

Date: 04/18/2023 *(mm/dd/yyyy)*

Print Name: Nat Smith

Contact Person: Nat Smith

Title: Authorized Individual

Daytime Phone Number: (509) 768-2249

Email: support@northwestregisteredagent.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- ☐ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☐ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☐ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

P-Amendment – Revised June 2021

STATE OF WYOMING Office of the Secretary of State I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF NAME CHANGE Current Name: South East Asia Development Corp. Old Name: IA Energy Corp I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 4th day of May, 2023 Secretary of State By: Victoria Buckendorf Filed Date: 05/04/2023

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